UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN WELL CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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AMERICAN WELL CORPORATION

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT DATED APRIL 30, 2021

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 15, 2021

This supplement (this “Supplement”) amends and supplements the Proxy Statement of American Well Corporation (the “Company”), dated April 30, 2021 (the “Proxy Statement”), provided to stockholders in connection with the Company’s 2021 Annual Meeting of Stockholders to be held on June 15, 2021.

This Supplement updates and replaces the disclosure in the Proxy Statement regarding the number of shares outstanding as of the record date and the disclosure under the heading “Security Ownership of Certain Beneficial Owners and Management.” At the close of business on the record date, there were 208,178,050 shares of Class A common stock outstanding, 26,696,720 shares of Class B common stock outstanding and 5,555,555 shares of Class C common stock outstanding.

Except as specifically supplemented by the information contained herein, all information set forth in the Proxy Statement remains unchanged. From and after the date of this Supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented this Supplement. The Proxy Statement contains important information and this Supplement should be read in conjunction with the Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Class A and Class B common stock, as of March 31, 2021 by:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of our common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. Applicable percentage ownership is based on 207,540,807 shares of Class A common stock, 26,433,900 shares of Class B common stock and 5,555,555 shares of Class C common stock outstanding as of March 31, 2021. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options or other rights held by such person that are currently exercisable or will become exercisable within 60 days of March 31, 2021 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. This table is based on information supplied by officers and directors and by Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless noted otherwise, the address of all listed stockholders is c/o American Well Corporation 75 State Street, 26th Floor, Boston, MA 02109. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise, subject to community property laws where applicable.

Name of Beneficial Owner	Shares Beneficially Owned						% of Total Voting Power(1)
	Class A		Class B		Class C
	Shares	%	Shares	%	Shares	%
5% Equity Holders
Allianz SE(2)	11,342,707	5.5%	—	—	—	—	2.6%
Teva Pharmaceutical Industries Limited(3)	10,666,664	5.1%					2.5
Directors and Executive Officers
Ido Schoenberg(4)	—	—%	15,145,243	50.0%	—	—	25.5%
Roy Schoenberg(4)	—	—%	15,295,243	50.0%	—	—	25.5%
Phyllis Gotlib	211,246	*	—	—	—	—	*
Keith W. Anderson	1,144,047	*	—	—	—	—	*
Kurt Knight	808,538	*	—	—	—	—	*
Mary Modahl	464,743	*	—	—	—	—	*
Jason Medeiros	551,572	*	—	—	—	—	*
Bradford Gay	531,217	*	—	—	—	—	*
Amber Howe	55,001	*	—	—	—	—	*
Serkan Kutan	—	—	—	—	—	—	—
Deval Patrick	161,700	*	—	—	—	—	*
Brendan O’Grady	231,000	*	—	—	—	—	*
Dr. Peter Slavin	302,000	*	—	—	—	—	*
Dr. Nazim Cetin	—	—	—	—	—	—	—
Derek Ross	—	—	—	—	—	—	—
Stephen Schlegel	—	—	—	—	—	—	—
Dr. Delos (Toby) Cosgrove	264,000	*	—	—	—	—	*
Deborah Jackson	—	—	—	—	—	—	—
All current directors and executive officers as a group (18 persons)	4,725,064	2.3%	30,440,486	100.0%	—	—	52.1%

*	Denotes less than 1% of beneficial ownership.

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock, Class B common stock and Class C common stock, as a single class. The holders of our Class B common stock will at all times be entitled to 51% of our voting power, and holders of our Class A common stock and Class C common stock are entitled to one vote per share (except that holders of Class C common stock do not vote on director elections).

(2)

This information is based solely on a Schedule 13G filed on February 16, 2021. Allianz SE exercises sole voting power and sole dispositive power with respect to 11,342,707 shares of Class A common stock. The shares of Class A common stock are held of record by Allianz Strategic Investments SARL. Allianz Strategic Investments SARL is wholly owned by Allianz Finance II Luxembourg SARL. Allianz Finance II Luxembourg SARL is wholly owned by Allianz SE. Allianz SE is the ultimate parent entity of Allianz Strategic Investments SARL and has sole voting and dispositive power with respect to the shares held by Allianz Strategic Investments SARL. The principal business address of Allianz SE is Koeniginstrasse 28, 80802 Munich, Germany.

(3)

This information is based solely on a Schedule 13G filed on February 11, 2021. Teva Pharmaceutical Industries Limited exercises sole voting power and sole dispositive power with respect to 10,666,664 shares of Class A common stock. The principal business address of Teva Pharmaceutical Industries Limited is 5 Basel Street, Petach Tikva 49131, Israel.

(4)	Both Ido Schoenberg and Roy Schoenberg have agreed to vote together as a group and accordingly may be deemed to have beneficial ownership of each other’s stock.